[SRZ LETTERHEAD]

                                                  March 30, 2009
VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, D.C. 20549-0505

          Re: Old Mutual Emerging Managers Master Fund, L.L.C.
              Investment Company Act of 1940 File Number:  811-21912

          On behalf of Old Mutual Emerging Managers Master Fund, L.L.C. (the "Fund"), we are transmitting for filing with the Securities and Exchange Commission, the Fund's Issuer Tender Offer Statement on Schedule TO.

          Please call me at (212) 756-2131 with any questions or comments.



                                                 Very truly yours,

                                                 /s/ George M. Silfen
                                                 ------------------------------
                                                 George M. Silfen